UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXIOLOGIX EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7372	61-1585332
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

501 Scarborough Dr., Suite 308E

Egg Harbor Township, NJ 08234

Telephone: (609) 646-2005   Facsimile: (609) 939-0717
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BEREGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	3,600,000 (3)	$0.57 per share	$2,052,000.00	$146.31
Common Stock	2,359,306 (4)	$0.57 per share	$1,344,804.42	$95.88
Common Stock	1,500,000 (5)	$0.57 per share	$855,000.00	$60.96
TOTAL	7,459,306	$0.57 per share	$4,251,804.42	$303.15

(1)

Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act.  The price per share and aggregate offering prices for the shares registered hereby are calculated on the basis of $0.57, which is the average of the high and low prices reported on the OTC Bulletin Board on September 16, 2010.

(3)

Issuable pursuant to the investment agreement we entered into with Dutchess Opportunity Fund, II on May 17, 2010.

(4)

Being sold by existing shareholders.

(5)

Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated September 17, 2010

PROSPECTUS

7,459,306 SHARES

COMMON STOCK

This prospectus relates to the offer and resale of up to 3,600,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Dutchess Opportunity Fund, II, L.P. (“Dutchess”), which Dutchess has agreed to purchase pursuant to the investment agreement we entered into with Dutchess on May 17, 2010,and amended on July 13, 2010 and September 17, 2010.  Subject to the terms and conditions of the investment agreement, which we refer to in this prospectus as the “Investment Agreement,” we have the right to “put,” or sell, up to $5 million in shares of our common stock to Dutchess.  This arrangement is sometimes referred to as an “Equity Line.”

In addition to the shares being offered by Dutchess, our existing shareholders are offering for sale2,359,306 shares of common stock and we are offering up to 1,500,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  There is no minimum offering.  The offering price is $0.57 per share or prevailing market prices.  In the event the shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days.

For more information on the selling stockholders, please see the section of this prospectus entitled “Selling Shareholders” beginning on page 14.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess or our other selling stockholders.  We will, however, receive proceeds from the sale of shares pursuant to our Direct Public Offering and to Dutchess pursuant to the Equity Line.  When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement.  Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the lowest daily volume weighted average price, or “VWAP,” of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date Dutchess receives our put notice.

Dutchess and the other selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.  Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 16.

Other than Dutchess, the other selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock became eligible for trading on the OTC Bulletin Board on March 23, 2010.  Our common stock is eligible for quotation on the OTC Bulletin Board under the symbol “AXLX.OB”.The closing price of our stock on September 16, 2010 was $0.57.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 13 of this prospectus.

The information in this prospectus is not complete and may be changed.This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: September17, 2010

Summary

The following summary highlights selected information contained in this prospectus.  Because it is a summary, it does not contain all the information you should consider before investing in our common stock.  Before making any investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section of this prospectus beginning on page 8, the financial statements and the notes to the financial statements.  Unless stated otherwise, references in this prospectus to the terms “Axiologix,” “Company,” “we,” “us,” or “our” refer to the ongoing operations of Axiologix Education Corporation, a Nevada corporation.

We are a development stage company.  Our main focus is on the sales and marketing of educational software titles serving schools with grade levels Kindergarten through Higher Education. We are concentrating on raising student achievement through research-based school designs, uniquely aligned assessment systems, interactive professional development, integrated use of technology, and other proven productivity applications in education. We do not have revenues and we have minimal assets.  We have recently begun operations and cannot state with certainty whether we will achieve profitability.  From April 29, 2009 (inception) to May 31, 2010, we have incurred accumulated losses of ($2,416,418) and based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

As a part of our expansion plans, we have targeted and made informal commitments for the hire of several top producers in sales, marketing, and managed software implementation in education technology.  These top producers have committed to come on board and become part of our educational software dealership that offers niche productivity solutions in the education market.  In August 2010, we hired three of these individuals and plan to hire additional individuals as our capital resources permit.

We intend to have several potential exclusive reseller relationships with educational software companies for the re-sale of their on-line managed software applications that complement each other.  The strategic positioning of these products complementing each other, coupled with the proven track record of the aforementioned top-producing sales executives, is expected to propel our sales revenue.  This includes the sale of packaged on-line software licensing, consulting services, training and support, and other complimentary educational software tools.

In August 2010, we entered into an exclusive reseller agreement with Edumedia Software Solutions Corporation (“Edumedia”) for the sale of E*pad, an on-line managed software application that manages performance assessments for teachers to be deployed among their students.  Under the terms of the agreement, we have paid Edumedia $91,800 as a research and development contribution, issued Edumedia 940,000 shares of our common stock and agreed to pay to Edumedia 50% of the revenues we collect from the sale of their products.  The agreement has an initial term of 18 months.  Our principal officer and a director, John P. Daglis, was formerly the Chief Executive Officer of Edumedia.

We are in discussion regarding other potential exclusive resellerships (or other strategic relationships) with Seacliff Educational Solutions (for their eBoard® and Curricuplan® on-line software products) and Contour Data (for their Student Tracker Software).Although these potential relationships have not been formalized with written agreements yet, these companies have given us verbal authorization to begin representing their products and services in anticipation of us hiring the aforementioned “top producers” in sales, marketing, and managed software deployment.  We expect that terms will range from a 20% - 50% mark-up depending upon the amount of technical support, help desk services, and professional development we provide to these companies.

We may also consider the acquisition of intellectual property, products, or technology.

We were incorporated on April 29, 2009 under the laws of the state of Nevada.  Our principal office is located at 501 Scarborough Drive, Suite 308E, Egg Harbor Township, New Jersey 08234.Our telephone number is (609) 646-2005.

The Offering:

Securities Being Offered	Up to 7,459,306 shares of common stock.
Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Securities Issued And to be Issued	26,007,686 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive proceeds from the shares of our common stock that we sell to Dutchess under the Equity Line and shares we sell pursuant to our Direct Public Offering. See “Use of Proceeds.”

Market for the common stock
Our common stock is quoted on the OTC Bulletin Board, under the trading symbol “AXLX.OB”.  The market for our stock may be highly volatile.  We cannot assure you that there will be a market in the future for our common stock.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of May 31, 2010	As of May 31, 2009
Balance Sheet
Total Assets	$4,011	$16,910
Total Liabilities	$243,913	$54,089
Stockholders’ Deficit	$239,902	$37,179
	Year Ended	Period Ended
	May 31, 2010	May 31, 2009
Income Statement
Revenue	$-	$-
Total Expenses	$2,184,035	$173,776
Net Loss	$(2,242,239)	$(174,179)

Investment Agreement

We entered into the Investment Agreement with Dutchess on May 17, 2010, a first amendment to the Investment Agreement on July 13, 2010 and a second amendment on September 17, 2010.  Pursuant to the Investment Agreement and amendments, Dutchess committed to purchase up to $5,000,000 of our common stock, over the course of 36 months.  The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is 3,600,000, which was determined by our Board of Directors.  Based on 26,007,686 shares issued and outstanding as of September 17, 2010, the 3,600,000 issuable under the Investment Agreement represents 13.8% of our currently issued common shares.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $500,000.  The purchase price shall be set at nine-five percent (95%) of the lowest daily VWAP of our common stock during the pricing period. However, if, on any trading day during a pricing period, the daily VWAP of the common stock is lower than the floor price specified in the Investment Agreement which is $0.06, then the put amount is automatically suspended for each such trading day during the pricing period, with only the balance of such put amount above the minimum acceptable price of $0.06being put to Dutchess.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

Logistically in terms of timing of each put the Investment Agreement provides that there is a 5-day "pricing" window, starting with the day the put notice is given, and during which time no transaction can occur because the price of that transaction has not yet been established.  At the conclusion of the pricing period, the end of day 5, the parties will establish the price and then execute on the transaction during the business hours of day 6 and day 7 from the original date of theput notice.  This means that the shares have to be issued, opinions filed with the transfer agent and money wired across to us, all in a 48-hour period.  This activity pattern assures a prompt closing, in that only a 2-day window is allowed to accomplish the physical transaction.

There are circumstances under which we will not be entitled to put shares to Dutchess, including the following:

•

we will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•

we will not be entitled to put shares to Dutchess unless our common stock continues to be quoted on the OTC Bulletin Board and has not been suspended from trading for two consecutive trading days;

•

we will not be entitled to put shares to Dutchess  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Dutchess;

•

we will not be entitled to put shares to Dutchess if the issuance of the shares will not violate any shareholder approval requirements of the OTC BB;

•

we will not be entitled to put shares to Dutchess if we have not complied with our obligations and are otherwise in breach of or in default under, the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith with Dutchess; and

•

we will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess' beneficial ownership to exceed 4.99% of our outstanding shares;

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties.  The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Dutchess 90,909 shares of common stock as a document preparation fee in the amount of $15,000.  However, in the event that we receive any funds from a current private placement or from Dutchess’ purchase of shares prior to the nine month anniversary of the issuance of the 90,909 shares, we have the right to redeem those shares for $15,000 in cash.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and development of educational software programs.  We have not generated any revenue from operations to date.

While at May 31, 2010, we had cash on hand of $4,011 we have accumulated a deficit of $2,416,418 in business development and administrative expenses.  At this rate, we anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our directors and officers.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES OR PROFIT TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in April 29, 2009.  We have not started our proposed business operations or realized any revenues and we have been involved primarily in organizational activities.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by marketing and developing educational software programs.  We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.

IF WE FAIL TO FINALIZE ANY ONE OF OUR EXCLUSIVE RESELLERSHIPS, WE MAY HAVE TO CEASE OPERATIONS.

We are currently in negotiations with different software companies to obtain exclusive resellership rights.  To date, we have only finalized one such agreement.  There is no guarantee that we will be able to finalize any additional exclusive resellership agreements and if we fail to finalize any additional such agreements we may have to cease or suspend our operations.

IF JOHN P. DAGLIS, OUR PRINCIPAL OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our principal officer and a director, John P. Daglis, for the future success of our business.  The loss of the services of Mr. Daglis could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Daglis and we do not have a contract for his services.

BECAUSE WE HAVE ONLY ONE OFFICER WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one executive officer.  He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which includes preparation of disclosure and accounting controls. While Mr. Daglis has no formal training in financial accounting matters, he has been reviewing our financial statements that have been audited and reviewed by our auditors.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission (the “SEC”) which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will create and will be accurate in assembling and providing information to investors.To address this risk, we have engaged Cardiff Partners, LLC to provide finance and accounting support services.  As part of this engagement, Cardiff will be reviewing and proposing revisions to the Company’s disclosure, accounting and financial reporting controls.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We plan to obtain the necessary funds through private equity offerings.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

NON-ADOPTION OF WEB-BASED EDUCATION AND TRAINING PRODUCTS BY THE GENERAL MARKET COULD CAUSE OUR BUSINESS TO FAIL

Our Web-based products represent a new and emerging approach for the education and market.  Our success depends substantially upon the widespread adoption of Web-based products for education.  The early stage of development of the market for Web-based education makes it difficult for us to predict customer demand accurately.  The failure of this market to develop, or a delay in the development of this market -- whether due to technological, competitive or other reasons -- would severely limit the growth of our business and adversely affect our financial performance and could cause our business to fail.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals, as well as software and market development goals.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OURINABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

OUR FAILURE TO TIMELY FILE CERTAIN PERIODIC REPORTS WITH THE SEC POSES SIGNIFICANT RISKS TO OUR BUSINESS, EACH OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We did not timely file with the SEC our current reports on Form 8-K which were filed on April 6, 2010, May 18, 2010 and August 13, 2010  and our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2010.  Consequently, we were not compliant with the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Our failure to timely file those and possibly future periodic reports with the SEC could subject us to enforcement action by the SEC and shareholder lawsuits.  Any of these events could materially and adversely affect our financial condition and results of operations and our ability to register with the SEC public offerings of our securities for our benefit or the benefit of our security holders.

OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND OUR DISCLOSURE CONTROLS AND PROCEDURES HAVE BEEN INEFFECTIVE, AND FAILURE TO IMPROVE THEM COULD LEAD TO ERRORS IN OUR FINANCIAL STATEMENTS THAT COULD REQUIRE A RESTATEMENT OR UNTIMELY FILINGS, WHICH COULD CAUSE INVESTORS TO LOSE CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION, AND A DECLINE IN OUR STOCK PRICE.

Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our “disclosure controls and procedures”, as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e), as of the end of the fiscal year period ended May 31, 2010, concluded that as of May 31, 2010, our internal controls over financial reporting were not effective to provide reasonable assurance that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified by the SEC, and that material information relating to our company is made known to management, including our Chief Executive Officer and Chief Financial Officer, particularly during the period when our periodic reports are being prepared, to allow timely decisions regarding required disclosure.  Failure to timely and accurately report our financial status to the SEC could subject us to enforcement action by the SEC and shareholder lawsuits, which may have an adverse impact on our business.

To address this risk, we have engaged Cardiff Partners, LLC to provide finance and accounting support services.  As part of this engagement, Cardiff will be reviewing and proposing revisions to the Company’s disclosure, accounting and financial reporting controls.

RISKS RELATED TO OUR INDUSTRY

IF POTENTIAL CLIENTS OR COMPETITORS USE OPEN SOURCE SOFTWARE TO DEVELOP PRODUCTS THAT ARE COMPETITIVE WITH OUR PRODUCTS AND SERVICES, WE MAY FACE DECREASED DEMAND AND PRESSURE TO REDUCE THE PRICES FOR OUR PRODUCTS WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND CAUSE OUR BUSINESS TO FAIL.

The growing acceptance and prevalence of open source software may make it easier for competitors or potential competitors to develop software applications that compete with our products, or for clients and potential clients to internally develop software applications that they would otherwise have licensed from us.  One of the aspects of open source software is that it can be modified or used to develop new software that competes with proprietary software applications, such as ours.  Such competition can develop without the degree of overhead and lead time required by traditional proprietary software companies.  If potential clients use open source software to internally develop software or if a current or potential competitor develops products using open source software that are competitive with our products and services, we may face decreased demand for our products and services which could have an adverse effect on our business and cause our business to fail.

THE MARKET FOR WEB-BASED EDUCATION TOOLS IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE

The market for web-based education tools is fragmented and highly competitive.  Increased competition may result in lost sales and may force us to lower prices.  We expect that competition in this market will increase substantially in the future.  There can be no assurance that we can maintain or improve our competitive position.  Many of our current and potential competitors have longer operating histories, greater name recognition and greater financial, technical, sales, marketing, support and other resources than we do.

WE HAVE A NEED FOR CONTINUAL INTRODUCTION OF NEW PRODUCTS, AND UPDATE OF EXISTING PRODUCTS TO ADAPT TO FREQUENT CHANGES IN TECHNOLOGY.  IF WE ARE UNABLE TO INTRODUCE NEW PRODUCTS, UPDATE EXISTING PRODUCTS OR ADAPT TO CHANGES IN TECHNOLOGY OUR BUSINESS COULD FAIL.

The market for education and training products is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards.  The growth in the use of the Web and intense competition in its industry exacerbate these market characteristics.  Our future success will depend on our ability to adapt to rapidly changing technologies and customer demands by continually improving the features and performance of our products.  While we have new products and features scheduled for commercial launch, it cannot be assured that we will be successful in releasing them as scheduled, or that y will meet with market acceptance.  If we are unable to adapt to changing technologies, improve features of our current products or successful release our products, our business could fail and you could lose your entire investment.

WE ARE SUSCEPTIBLE TO UNDETECTED SOFTWARE ERRORS, OR “BUGS”, THAT COULD REDUCE REVENUE, MARKET SHARE, AND DEMAND FOR OUR PRODUCTS AND CAUSE OUR BUSINESS TO FAIL

Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance.  Software products such as ours may contain undetected errors, or bugs, which result in product failures or poor product performance.  Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users.  If these problems occur our business may fail.

WE ARE SUSCEPTIBLE TO CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.  IF A CLAIM OF INFRINGEMENT IS SUCCESSFUL AGAINST US, OUR BUSINESS COULD FAIL.

If any of our products violate the proprietary rights of third parties, we may be required to reengineer our products or to obtain licenses to continue offering our products without substantial reengineering.  Any efforts to reengineer our products or obtain licenses from third parties may not be successful and, in any case, could have a material adverse effect on our business and financial performance by substantially increasing our costs or potentially causing our business to fail.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THE PRICE AND TRADING VOLUME OF OUR COMMON STOCK WILL BE HIGHLY VOLATILE AND COULD ADVERSELY AFFECT YOUR ABILITY TO SELL YOUR SHARES AND THE AVAILABLE PRICE FOR THE SHARES WHEN SOLD.

Our common stock became eligible for trading on the OTC BulletinBoard on March 23, 2010 under the trading symbol “AXLX.OB”.  We expect that the market for our stock will be highly volatile.  We cannot assure you that there will be a market in the future for our common stock.  Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  You may not be able to sell your shares at your purchase price or at any price at all.  Accordingly, you may have difficulty reselling any shares your purchase from the selling shareholders.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE ARE REGISTERING THE RESALE OF 3,600,000 SHARES OF COMMON STOCK WHICH MAY BE ISSUED TO DUTCHESS UNDER THE EQUITY LINE.  THE RESALE OF SUCH SHARES BY DUTCHESS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO SELL YOUR INVESTMENT FOR WHAT YOU PAID FOR IT.

We are registering the resale of 3,600,000 shares of common stock under the registration statement of which this prospectus forms a part.  We may issue up to that number of shares to Dutchess pursuant to the Equity Line.  The sale of these shares into the public market by Dutchess could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

EXISTING STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EQUITY LINE.

Our Equity Line with Dutchess contemplates our issuance of up to 3,600,000 shares of our common stock to Dutchess, subject to certain restrictions and obligations.  If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our Put rights to the fullest extent permitted and sell 3,600,000 shares of our common stock to Dutchess, our existing stockholders’ ownership will be diluted by such sales.  Consequently, the value of your investment may decrease.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK UNDER THE EQUITY LINE.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a 5% discount to the lowest daily volume weighted average price (“VWAP”), of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions.  Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Dutchess sells the shares, the price of our common stock could decrease.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE WHEN NEEDED.

Our ability to put shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on Dutchess’ obligation to purchase if such purchase would result in Dutchess beneficially owning more than 4.99% of our common stock.  Accordingly, the Equity Line may not be available to satisfy all of our funding needs.

THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS TO COMPLETE ANY PROJECT.

We have not specified a minimum offering amount and there in no escrow account in operation.  Our current assets are insufficient to pursue our business plan and we are entirely dependent on the outcome of this capital raising effort.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders, including Dutchess.  However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement.  The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future products, to fund our research and development activities, for expansion and maintenance of our intellectual property portfolio and for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest.

Our direct public offering is being made on a self-underwritten basis - with no minimum and a maximum of $840,000. The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

The net proceeds will be used approximately as follows:

Determination of Offering Price

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.  The number of securities that may be actually sold by a selling security holder will be determined by each selling security holder.  The selling security holders are under no obligation to sell all or any portion of the securities offered, nor are the selling security holders obligated to sell such shares immediately under this Prospectus. A security holder may sell securities at any price depending on privately negotiated factors such as a security holder's own cash requirements, or objective criteria of value such as the market value of our assets.

Selling Shareholders

The information provided in the table and discussions below has been obtained from Dutchess, the selling stockholder.  The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.  As used in this prospectus, “selling stockholder” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Ownership Before Offering	Percentage Before Offering	Number of Shares to be Sold under this Prospectus	Number of Shares Owned After Offering(1)	Percentage Owned After Offering
Dutchess Opportunity Fund, II, L.P. (2)	3,690,909 (3)	14.2%	3,600,000 (4)	90,909	(5)

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities.  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose.  Applicable percentage ownership is based on 26,007,686shares of common stock outstanding as of September 17, 2010.  Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2)

Dutchess is a Delaware limited partnership.  Michael Novielli and Douglas H. Leighton are managing directors of Dutchess Capital Management II, LLC which is the general partner to the fund and with voting and investment power over the shares.

(3)

Includes 3,600,000 shares issuable by us and purchasable by Dutchess under the Investment Agreement and 90,909 previously issued to Dutchess as a document preparation fee.

(4)

Represents the maximum number of shares issuable by us and purchasable by Dutchess under the Investment Agreement, all of which are being offered by the selling stockholder under this prospectus.

(5)

Less than 1%.

The following selling shareholders named in this prospectus are offering 2,359,306 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act.  All shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-

the number of shares owned by each prior to this offering;

-

the total number of shares that are to be offered for each;

-

the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
A&B Davies Nominees (1)	185,000	110,000	75,000	(11)
John P. Daglis (2)	4,856,182	135,000	4,721,182	18.15
Stuart Davis	150,000	150,000	Nil	Nil
Diversity Consulting (3)	300,000	100,000	Nil	Nil
Edumedia Software Solutions Corporation (4)	940,000	940,000	Nil	Nil
Raymond Eck	506,400	3,000	503,400	1.94
Richard Hughes	24,000	24,000	Nil	Nil
W.F. Humbert	32,000	22,000	10,000	(11)
Russell Pelot	66,793	24,000	42,793	(11)
Dr. Wassim Ramadan (5)	4,107,400(6)	250,000	3,857,400	14.83
Ronald Reiter	52,152	15,152	Nil	Nil
Remigio Romito (7)	259,464	10,000	249,464	(11)
Thomas Rojy	827,152	287,152	540,000	2.08
Dr. Rick Schafer (8)	1,658,379	100,000	1,558,379	6.00
Kenneth Schar	3,000	3,000	Nil	Nil
Dr. Vytas B. Siliunas (9)	1,960,360	100,000	1,860,360	7.15
Henry Soenneker	67,680	36,000	31,680	(11)
Helen Vassallo (10)	70,000	10,000	60,000	(11)
Gary Wendorff	40,002	40,002	Nil	(11)

(1)

Allan Davies has voting and dispositive power over shares owned by A&B Davies Nominees.

(2)

John P. Daglis is member of our board of directors and is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer.

(3)

Graeme Bell has voting and dispositive power over shares owned by Diversity Consulting.

(4)

James C. Tyson has voting and dispositive power over shares owned by Edumedia Software Solutions Corporation.

(5)

Wassim M. Ramadan is a member of our board of directors.

(6)

Includes 1,677,552 shares owned in his own name, 2,304,848 owned with his wife, Sawsan K. Ramadan and 125,000 shares owned by Ramadan Agency, Inc., a company which he has voting and investment control over.

(7)

Remigio Romito is a member of our board of directors.

(8)

Dr. Rick Schafer is a member of our board of directors.

(9)

Dr. Vytas B. Siliunas is a member of our board of directors.

(10)

Helen Vassallo is our Secretary.

(11)

Less than 1%.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 26,007,686 shares of common stock outstanding on September 17, 2010.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.  We determined the offering price by considering, among other factors, a business valuation that was conducted by our management.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.  Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

In addition, we are offering up to 1,500,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum. The offering price is $0.57 per share or prevailing market prices.  The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of the shares.  They will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and directors at the end of the offering and has not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealers.  They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission, do we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering.  We will not utilize the Internet to advertise our offering

Description of Securities

General

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 17, 2010, there were 26,007,686 shares of our common stock issued and outstanding that are held by 181stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We issued 2,400,000 warrants in the year ended May 31, 2010.  Each warrant has a strike price of $0.05 per share, vest immediately and has a one year term.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We currently do not have any convertible securities outstanding.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on April 29, 2009.

We are a start-up company comprised of management and sales executives in education who have experience and a proven successful track record in sales performance over the past two decades.  Our main focus is on the sales and marketing of educational software titles serving schools with grade levels from Kindergarten through Higher Education.  We are concentrating on raising student achievement through research-based school designs, uniquely aligned assessment systems, interactive professional development, integrated use of technology, and other proven productivity applications in education.

As a part of our expansion plans, we have targeted and made informal commitments for the hire of several top producers in sales, marketing, and managed software implementation in education technology.  These top producers have committed to come on board and become part of our educational software dealership that offers niche productivity solutions in the education market. In August 2010, we hired three of these individuals and plan to hire additional individuals as our capital resources permit.

We intend to have several potential exclusive resellerships with educational software companies for the re-sale of their on-line managed software applications that complement each other.  The strategic positioning of these products complimenting each other, coupled with the proven track record of the aforementioned top-producing sales executives, is expected to propel our sales revenue.  This includes the sale of packaged on-line software licensing, consulting services, training and support, and other complementary educational software tools.

In August 2010, we entered into an exclusive reseller agreement with Edumedia Software Solutions Corporation for the sale of E*pad, an on-line managed software application that manages performance assessments for teachers to be deployed among their students.  Under the terms of the agreement, we have paid to Edumedia $91,800 as a research and development contribution, issued to Edumedia 940,000 shares of our common stock and agreed to pay to Edumedia 50% of the revenues we collect from the sale of their products.  The agreement has an initial term of 18 months.  Our principal officer and a director, John P. Daglis, was formerly the Chief Executive Officer of Edumedia.

Other potential exclusive resellerships are with Seacliff Educational Solutions with their eBoard® and Curricuplan® on-line software products, and Contour Data with their Student Tracker Software, all of which are described in the following Products section of this Prospectus.  Although neither of these potential exclusive resellerships have been formalized with written agreements yet, these companies have given us verbal authorization to begin representing their products and services in anticipation of us hiring the aforementioned “top producers” in sales, marketing, and managed software deployment.

Since the passage of the “No Child Left Behind” legislation to the recent commitments to Education in the latest stimulus plan that President Obama has so strongly endorsed, the education industry has been facing a growing premium on intellectual capital, education reform, and a focus on assessment and accountability.  Within the $767 billion stimulus plan that was passed in February 2009, $105.9 billion of it is allocated specifically to education. According to the U.S. Department of Education, there is a balance of over $38 billion still left to be disbursed as of June 2010.$600 million of this plan is focused on technology applications and well-rounded assessment using technology.  This movement has spawned increasing demand for solutions that yield performance results, namely: accountability, improved records and operational efficiency, better information, improved learning, and better methodologies of teaching-- results that our software solutions deliver.

We maintain our statutory registered agent's office at 4421 Edward Avenue, Las Vegas, Nevada 89108.  Our business office is located at 501 Scarborough Dr. Suite 308E, Egg Harbor Township, NJ 08234.  Our telephone number is 609-646-2005 and our fax number is 609-939-0717.  We pay rent of $1,400 per month.

Products

Under our Reseller Agreement with Edumedia, we have the exclusive right to market and sell the following product:

E*pad

E*pad features a multimedia student portfolio for students combined with a performance assessment manager which is a research-based approach to structuring the collection, interpretation, and assessment of evidence regarding student learning.

Key Features:

•

Assessments that are aligned to national and state standards and rubrics;

•

Provides structured activities for teachers to use with students ;

•

Allows teachers to create new assessments as well as to modify existing ones;

•

Focuses on improving the learning of all students;

•

Provides a highly interactive assessment environment;

•

Supports a collegial learning community for sharing materials and activities;

•      Contains an assessment framework to help educators make systematic use of evidence of learning;

•

Provides a structured process for analyzing evidence of student learning;

•

Allows students to develop a portfolio of their exemplary work; and

•

Supports an interactive educational environment where teachers can work collaboratively and share strategies with colleagues to improve future assessments.

Key Benefits:

•

User friendly;

•

Internet Based;

•

Encourages higher levels of student achievement;

•

Promotes student centered learning;

•

Facilitates interdisciplinary and collaborative teaching;

•

Fosters cooperative learning projects;

•

Allows students to create a “digital portfolio” of their exemplary accomplishments; and

•

Facilitates increased involvement of parents.

We are in discussion regarding other potential exclusive resellerships with Seacliff Educational Solutions and Contour Data regarding the following products:

eBoard

eBoard is another software application that is an easy to use web page that allows educators to quickly post information online for parents and students. eBoard is simple but powerful and keeps students and parents up to date and involved by posting homework, projects, events, and schedules online.

Key Features:

•

Archive function;

•

Rich Text Editing;

•

iNote Discussion;

•

eBoard Calendar;

•

Passwords;

•

Customization;

•

Administrator site; and

•

Online Help.

Key Benefits:

•

Ease of use, simple on-line format;

•       Enables the users to collaborate online using safe and secure discussions for book talks, homework, help, blogs, etc.;

•

Teachers can attach class specific content including notes, presentations, pictures, etc., and integrate technology by posting web links, templates, and documents;

•

Teachers can share classroom resources with other teachers, as well as archive and store digital content to access from home or school; and

•

Communicate with committees and other educators using private eBoards.

Curricuplan

Curricuplan is a solution for web based curriculum planning.  Using Curricuplan, school districts design, review, and share a database of high quality standards based instructional content online.

Key Features:

•

Web-based;

•

Multiple Authors;

•

Flexible Template;

•

Integrated State Standards;

•

Online Approval Process;

•

Peer Reflections;

•

Searchable Database;

•

Online Help; and

•

SIF Compliant.

Key Benefits:

•

Ease of use in an environment where educators can create, revise, and reflect on unit and lesson plans;

•

Collaborate district wide on curriculum development;

•

Share effective instructional strategies and resources;

•

Identify standards that have been met;

•

Review and approve instructional content online;

•

Integrate technology into the curriculum;

•

Track instructional plans throughout the district;

•

Mentor and provide resources for new teachers; and

•

Reflect after instruction to provide feedback for revisions.

Student Tracker

Student Tracker is an Integrated Student Administration System that tracks attendance, scheduling, grading, and manages individual records for each student.  This application also has a Special Education component that maintains government mandated custom forms for Individualized Education Plans (IEP’s) for students enrolled in the schools’ child studies department.

Key Features:

•

Attendance Module;

•

Special Education Module;

•

Grading Module;

•

Scheduling Module;

•

Document processing system provides forms, documents, and letters that can easily be modified to meet your specific state and district requirements;

•

Logs professional improvement hours for all staff members;

•

On-site training and technical support via toll-free telephone, electronic mail and Internet; and

•

Data conversion from paper or existing software available.

Key Benefits:

•

Records student attendance, discipline, grades, and medical history (from the teacher’s desktop);

•

Allows the monthly attendance report to be completed in minutes instead of hours;

•

Automated parental notices for truancy;

•

Simplifies and automates grading and scheduling;

•

Generates student schedules from a master class list;

•

Allows for the electronic recording of grades and printing report cards;

•

Creates State compliant IEPs, evaluations & parental notices;

•

Gives educators complete control of document content and format;

•

Generates October, December, and end-of-year tables in minutes;

•

Retains chronological history of all IEPs, documents and parental contact; and

•

Discipline and Transportation Modules are also available.

Sales and Marketing Strategy

Product Positioning Strategy:

We intend to position our products as complementary to Integrated Learning Systems (ILS) and other similar offerings.  ILSs provide instructional content, assessment and management tools, and allow students to study at their own level.  ILSs also pace and track students’ work and progress for teachers to review.  Given the mandate to achieve yearly progress in student outcomes under No Child Left Behind Legislation, the tracking feature of ILSs is likely to be welcomed by educational providers.  However, most ILSs lack performance assessments as content, and multimedia/digital portfolio features as well as teaching tools for tracking assignments online.  As such, weintend to position our products as a complementary, add-on component that fill the gaps lacking in ILSs.

Customer Acquisition and Product Awareness:

We plan on paying close attention to client servicing, especially on offering extensive training (in the form of workshops) to teachers and other educational institution staff on product usage.

We intend to achieve product awareness by introducing our products to key purchase decision makers, typically a combination of the Superintendent, Federal Programs Administrator, Curriculum Supervisor and/or Technology Coordinator of the school district, which are all relationships that we have begun to establish and build.

We will also provide ongoing staff development on technology in various Education Technology Training Centers, i.e., federally and state sponsored countrywide showrooms, for training New Jersey educators in new technologies.  These showrooms will provide an excellent opportunity for us to introduce the unique characteristics of our products to teachers, technology administrators, and coordinators.

To strengthen product awareness further, we are planning on organizing regular conferences with Technology Coordinators and Curriculum Supervisors to provide hands-on-use of our software. These conferences will initially take place in our initial target markets, namely New Jersey, Pennsylvania, Ohio, New York, and Delaware.  In addition, we plan on regularly attending National and Regional trade shows to cultivate and expand new business relationships.

Distribution Strategy:

Given our current relationships and proximity in New Jersey and New York, we will initially distribute our products locally in New Jersey and expand to the surrounding states as well as Tennessee and Indiana during 2010.  In this initial geographic area, New Jersey, New York and Pennsylvania are among the states that spend the most on education in the US.  We plan on following up these markets with the Mid Atlantic and Central states through 2011.  Our management believes that once a major market such as the Mid-Atlantic States and Central States are penetrated, the model can be duplicated with direct marketing on a national level.  As such, a national and international marketing strategy is expected to be rolled-out toward year-end 2011.

We plan to utilize the following distribution channels: In house sales representatives, authorized resellers, independent sales representatives, and national distributors

Competition

There are several specific task software companies that offer niche based programs providing digital portfolios, curriculum alignment to state standards, assessment through rubrics with prescriptive learning, and lesson planning.  There is only one company currently working with automated on-line performance assessments, the Education Testing Service (ETS) in Princeton, New Jersey, which has not begun marketing theirs as of their last fiscal quarter.  Management has been unable to find any titles that have all of the aforementioned features in a single on-line package.  What differentiates the products offered by a specific task software company from the E*pad is the fact that they have not provided Performance Tasks to gain teacher acceptance, and they have not packaged all of the aforementioned features into one on-line application. At this stage, it is too early to identify and assess the market performances of similar competing software programs with E*pad.  The national trend in educational techniques is just now maturing to permit commercial acceptance of Performance assessments into the market.

Below is a more detailed description about competition as it relates to the other specific applications we plan to sell:

eBoard: There are several other assignment tracking software titles which function on-line as eBoard does; however, the unique concept of using post-it note graphics to post assignments distinguishes this application from any other one in the assignment tracking arena.  This feature simplifies the function of entering an assignment and allows users to navigate through the site intuitively while seeing the assignments on a multifunctional post-it.

Curricuplan: There are several other curriculum management titles which function on-line as Curricuplan does; however, Curricuplan allows for curriculum alignment in lesson planning that demonstrates compliance with state mandated core curriculum content standards and across curriculum application among multiple subject areas simultaneously.

Student Tracker: While there are also several individualized education plan (IEP) reporting titles available, the Student tracker has the unique feature of integrating the reporting feature with MS-Word, giving the user the added convenience of structuring the format of the resulting report with a customized appearance to each school district’s preference.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We currently have six employees, two of which are administrative roles, three employees that are engaged in business development, marketing and communications, and our Chief Executive Officer and President.

Research and Development Expenditures

We have incurred $191,950 on research and development of performance assessments for on-line educational software exercises with participating pilot partner school districts since our inception through May 31, 2010.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our business office is located at 501 Scarborough Dr. Suite 308E, Egg Harbor Township, NJ 08234.  Our telephone number is 609-646-2005 and our fax number is 609-939-0717.  We pay rent of $1,400 per month.  Our offices include a 650 square foot shared receptionist area, a 400 square foot office and a 530 square foot shared conference room.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada89108.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is eligible for quotation on the OTC Bulletin Board under the symbol “AXLX.OB”.  The closing price of our common shares was $0.57 on September 17, 2010.

Our common stock began to trade on OTC Bulletin Board on July 15, 2010.  On July 15, 2010, the highest price of our common stock on the OTC Bulletin Board was $0.45 and the lowest price was $0.45.  During July 2010 the highest price of our common stock on the OTC Bulletin Board was $0.75 and the lowest price was $0.45. On During August 2010 the highest price of our common stock on the OTC Bulletin Board was $0.57 and the lowest price was $0.53.  On September 16, 2010, the highest price of our common stock on the OTC Bulletin Board was $0.57 and the lowest price was $0.57.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of the date of this registration statement, we have 181registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Other than Dutchess, we have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operations

Ourplan of operation for the next twelve months following the date of this prospectus is to fully exploit the exclusive reseller agreement that we have entered into with Edumedia and to expand our library of on-line managed educational software applications that complement each other.  The addition of more on-line managed educational software applications may include acquisitions of intellectual property, products, or technology.  The initial geographic area that we will cover will be New Jersey, New York, Pennsylvania and Delaware.

We also plan to expand to Ohio, Indiana, Tennessee, Iowa, and (if financing permits) Florida, Texas, California, and Arizona.  This type of expansion, which requires localized training workshops and support, includes the hiring of training instructors, support/help desk services personnel, sales representatives, and regional management.

In order to carry out our business plan, we need additional financing in the next 12 months.  In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash.  There can be no assurance we will be successful in our efforts to secure additional equity financing.  If we are unable to raise equity or obtain alternative financing, we may not be able to continue operations with respect to the continued development and marketing of our company and we may not be able to continue our operations and our business plan may fail.

We believe that it is likely that we will need to raise additional capital to execute our business plan and continue our operations for the next twelve months.  On May 17, 2010 we entered into the Investment Agreement with Dutchess that provides that Dutchess is committed to purchase from us, from time to time, up to $5,000,000 of our common stock over the course of thirty-six months.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. Subject to completion of the required share registration, we anticipate utilizing this equity line of credit to fund our working capital needs.

If operations and cash flow improve through these efforts, management believes that we can continue to operate.  However, no assurance can be given that management's actions will result in profitable operations or an improvement in our liquidity situation.  The threat of our ability to continue as a going concern will be removed only when revenues have reached a level that sustains our business operations.

Liquidity and Capital Resources

As of May 31, 2010, we had cash and cash equivalents of $4,011 and a working capital deficiency of $239,902.  As of May 31, 2010 our accumulated deficit was $2,416,418.  For the year ended May 31, 2010 our net loss was $2,242,239

Our loss was funded by proceeds from the sale of our common stock and convertible promissory notes.  During the year ended May 31, 2010, we raised in net proceeds $531,195 through financing activities and our cash position decreased by $981.

We used net cash of $532,176 in operating activities for the year ended May 31, 2010.  We did not use any money in investing activities for the year ended May 31, 2010.

During the year ended May 31, 2010 our monthly cash requirement was approximately $54,000.

We intend to meet our cash requirements for the next 12 months through external sources: a combination of debt financing and equity financing through private placements.  We are currently not in good short-term financial standing.  We anticipate that we may not generate any revenues in the near future and we will not have enough positive internal operating cash flow until we can generate substantial revenues, which may take the next few years to fully realize.  There is no assurance we will achieve profitable operations.  We have historically financed our operations primarily by cash flows generated from the sale of our equity securities and through cash infusions from officers and outside investors in exchange for debt and/or common stock.

Our financial statements have been prepared on the assumption that we are a going concern, meaning we will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.  Different bases of measurement may be appropriate when a company is not expected to continue operations for the foreseeable future.  Our continuation as a going concern is dependent upon our ability to attain profitable operations and generate funds there-from, and/or raise equity capital or borrowings sufficient to meet current and future obligations.  Management plans to raise equity financings over the next twelve months to finance operations.  There is no guarantee that we will be able to complete any of these objectives.  We have incurred losses from operations since inception and at May 31, 2010, have a working capital deficiency and an accumulated deficit that creates substantial doubt about our ability to continue as a going concern.

We intend to raise funds to meet our cash requirements from private placements, loans, or possibly a registered public offering (either self-underwritten or through a broker-dealer) within the next few months.  At this time we do not have any commitments from any broker-dealer to provide us with financing.  There is no guarantee that we will be successful in raising any capital.  There is no assurance that we will be able to obtain such additional funds on favorable terms, if at all.  If we fail in raising capital, our business may fail and we may curtail or cease our operations.

Results of Operations for the year ended May 31, 2010 and from inception to May 31, 2010.

No Revenues

Since our inception on April 29, 2009 to May 31, 2010, we have not earned any revenues.  As of May 31, 2010, we have an accumulated deficit of $2,416,418.  At this time, our ability to generate any significant revenues continues to be uncertain. Our  financial statements contain an additional explanatory paragraph in Note 3, which identifies issues that raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

Operating expenses totaled $2,184,035 for the year ended May 31, 2010.  Since our inception on April 29, 2009 to May 31, 2010, we have incurred total operating expenses of $2,357,811.

Our general and administrative expenses consist of bank charges, travel, meals and entertainment, office maintenance, communication expenses (internet, fax, and telephone), courier, postage costs, office supplies.  Our general and administrative expenses for the year ended May 31, 2010 totaled $579,221.  Since our inception on April 29, 2009 until May 31, 2010, general and administrative expenses have totaled $685,397.

Non-cash stock based compensation expense totaled $1,471,364 for the year ended May 31, 2010 and consists of 7,198,196 shares of common stock issued for executive compensation totaling $719,820, 2,813,438 shares of common stock issued for services totaling $292,844, 940,000 shares of common stock issued to Edumedia pursuant to the exclusive resellership agreement totaling $111,250, and units consisting of one common share and one warrant issued to Directors and Officers issued at a discount to market.  Since our inception on April 29, 2010 until May 31, 2010 we have incurred $1,480,464 of non-cash stock based compensation expense.

We incurred $133,450 on research and development expenses for the year ended May 31, 2010.  Since our inception on April 29, 2009 until May 31, 2010 we have incurred $191,950 on research and development expenses.  Going forward, we anticipate that we will spend approximately $1,600,000 on research and development during the next 12 months.

Net Loss

We incurred a net loss of $2,242,239 for the year ended May 31, 2010.  From inception on April 29, 2009 to May 31, 2010, we have incurred a net loss of $2,416,418.  Our basic and diluted net loss per common share was $0.26 for the year ended May 31, 2010.

Critical Accounting Policies

The accounting policies and the use of accounting estimates are set forth in the footnotes to the audited financial statements.

In preparing our financial statements, we must select and apply various accounting policies.  Our most significant policies are described in Note 2 – Summary of Significant Accounting Policies set forth in the notes to the audited financial statements.  In order to apply our accounting policies, we often need to make estimates based on judgments about future events.  In making such estimates, we rely on historical experience, market and other conditions, and on assumptions that we believe to be reasonable.  However, the estimation process is by its nature uncertain given that estimates depend on events over which we may not have control.  If market and other conditions change from those that we anticipate, our results of operations, financial condition and changes in financial condition may be materially affected.  In addition, if our assumptions change, we may need to revise our estimates, or to take other corrective actions, either of which may also have a material effect on our results of operations, financial condition or changes in financial condition.  Members of our senior management have discussed the development and selection of our critical accounting estimates, and our disclosure regarding them, with our board of directors, and do so on a regular basis.

We believe that the following estimates have a higher degree of inherent uncertainty and require our most significant judgments.  In addition, had we used estimates different from any of these, our results of operations, financial condition or changes in financial condition for the current period could have been materially different from those presented.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest.  Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  The expense resulting from share-based payments are recorded as non-cash stock based compensation, which is an operating expense.

Recently Adopted and Recently Enacted Accounting Pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment.  This pronouncement was effective for periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This pronouncement was effective for interim or fiscal periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP.  FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative.  These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period.  The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards.  On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3.  This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis.  In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements.  For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities.  This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements.  This update became effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011.  The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes.  Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position.  The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Off-Balance Sheet Arrangements

As of May 31, 2010, we had no off-balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

 We do not have any material exposure to market risk associated with our cash and cash equivalents.  Our note payables are at a fixed rate and, thus, are not exposed to interest rate risk.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

Director:

Name of Director	Age
John P. Daglis	45

Wassim M. Ramadan	40

Remigio Romito	56

Dr. Vytas B. Siliunas	55

Dr. Rick Schafer	57

Executive Officer:

Name of Officer	Age	Office

John P. Daglis	45	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer

Helen Vassallo	25	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our officers and our directors for the past five years.

John P. Daglis, Director and President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer

Since our inception on April 29, 2009, John P. Daglis has been our president, chief executive officer, secretary, treasurer, chief financial officer, principal accounting officer and a member of the board of directors.

Since 1992, Mr. Daglis was theoriginal founder of Edumedia, a private educational software company.  Before Edumedia, Mr. Daglis started his career in technology in 1984 with Tandy Corporation as a Retail Marketing Representative and an Educational Marketing Specialist.  In his six year history with Tandy Corporation, he advanced in Executive Management of the company in charge of Computer Hardware, Software, Networking, and Services Sales to School Systems out of 26 locations totaling over $14 million per year. As the founder and President of Edumedia, he established the company’s accreditation as a Microsoft Solutions Provider in Education, an IBM Business Partner, a Certified Education Partner with Compaq, a Microsoft Academic Authorized reseller, a Hewlett-Packard Authorized Dealer, and a Symantec Enterprise Developer.  Additional authorizations include Intel, 3Com, and Nortel Networks, among others.  Mr. Daglis led the company to a 43% average growth rate in sales per year from 1992 to 1999.  During these years his company also gained recognition as the first to offer MPEG technology to schools in the state of New Jersey (August 1993), and was featured by local newspapers in cover page articles such as “Taking elementary students to the 21st Century”, and  “Local entrepreneur’s company helps schools secure technology grants.”  Mr. Daglis attended Stockton State College, majoring in Information Systems and Sciences.

Wassim M. Ramadan, Director

Mr. Ramadan is a member of our board of directors.  From 1997 to the present Mr. Ramadan has been an Exclusive Agent and Owner of Allstate Insurance Co./Ramadan Insurance Agency Inc. which is estimated at over $5 million by the Book of Business and holds over 5,000 accounts.  Mr. Ramadan brings to the company an extensive background of international relations.  He has published a number of articles concerning politics and international policy, as well as economics.  Mr. Ramadan has led several seminars at Allstate and has conducted a series of educational training to many Allstate agents.  He is also a real estate investment entrepreneur both locally and internationally and is fluent Arabic and French.  Mr. Ramadan has held positions such as the Manager of Economic Studies and Feasibility Analysis Department at I.C.M.I.F. in Beirut and Editor of the English Section of “The Economist,” a magazine of Arab Development.  Mr. Ramadan also has over 10 years of experience in insurance and is licensed in Property and Casualty, Life, Health and Accident, Series 6 and 63.  Mr. Ramadan is currently an exclusive agent and owner of Ramadan Insurance Agency.  Mr. Ramadan holds a BA in Political Science and Public Administration from the American University of Beirut located in Beirut, Lebanon, an MA in Political Science from Villanova University in Pennsylvania, and is currently pursuing his Ph.D. in Political Studies and International Law from Lebanese University also in Beirut

Remigio Romito, Director

Mr. Romito is member of our board of directors.  From August 2005 to the present, Mr. Romito has been an Account Manager for Gateway, Inc. responsible for sales to commercial and corporate entities.  From April 2004 to August 2005 he was an Executive Account Manager at Lexmark International responsible for sales in the New Jersey Public Sector.  From December 1996 to November 2003 Mr. Romito was a Major Account Manager at Dell, Inc., with responsibility for sales in New Jersey, Delaware, and Pennsylvania K-12 schools.  Mr. Romito has over 30 years’ experience in the education industry as a teacher, computer resource coordinator, and technology sales executive.  He is also a senior results oriented professional with experience in sales, marketing, and management of hardware, software, consultant services, technical services and value-added services.Mr. Romito received his Bachelor of Arts Degree in Foreign Language Education from YoungstownStateUniversity, Youngstown, Ohio.  He has also completed 34 hours of coursework towards a Master’s Degree in Education at Youngstown State University.

Dr. Vytas B. Siliunas, Director

Mr. Siliunas is a member of our board of directors.  From January 2004 to the present, he was the Founder and Managing Partner of South Jersey ENT Surgical Associates, LLC, in Linwood, NJ.  From September 1994 to Present, he has been the President of ENT Surgical Practice.  He has been a Section Chief of Otolaryngology of the Atlantic Care Regional Medical Center since 2003, as well as a member of the American Osteopathic Association, the Osteopathic College of Ophthalmology & Otolaryngology, the New Jersey Academy of Otolaryngology, the Pennsylvania Osteopathic Medical Association, and of the American Academy of Facial & Plastic Reconstruction Surgery.  Dr. Siliunas received his D.O. Degree from the Chicago College of Osteopathic Medicine, graduated in the top 5% of his class, and is a member of Sigma Sigma Phi (Honorary Society).

Dr. Rick Schafer, Director

Dr. Schafer is member our board of directors.  He is a graduate of both Indiana University and the Indiana University School of Medicine.  After graduating, Dr. Schafer accepted a position at Lawrence General Hospital located in Massachusetts in the Department of Pathology and Nuclear Medicine in 1983.  He was promoted to Chief of the Pathology and Nuclear Medicine Department in 1988, a position he held until 2009.  In addition to being Chief of Pathology and Nuclear Medicine, Dr. Schafer also served as Chair of the Committee on Quality of Medicine from 1992 through 2008, as well as holding office as the Vice President of the Medical Staff and a Member of the Medical Executive Committee, both positions he currently holds.  Additionally, Dr. Schafer served as Chair on a number of other committees including the Radiation Safety Committee and the Health Information Committee.  Dr. Schafer serves on the Committee of Continuing Medical Education for Lawrence General and Holy Family Hospitals.  He is a member of the American Medical Associates, the Massachusetts Medical Society, and the Society of Nuclear Medicine, as well as being an Inspector for College of American Pathologists.  In 1995, Dr. Schafer received the Massachusetts Medical Society Committee Chair Service Award in recognition of his outstanding financial leadership.  Dr. Schafer championed a successful three-year financial strategy to balance the Society’s operating budget, resulting in a balanced fiscal year operating budget in 2006.

Helen Vassallo, Secretary

Ms. Vassallo was appointed our Secretary on March 29, 2010.  Since June 2009, Ms. Vassallo has served as an executive assistant to Axiologix.  From September 2008 to June 2009, Mrs. Vassallo was a General Clerk at Manor Care Health Centre. From 2002 to 2008 Ms. Vassallo was a Special Event Coordinator for Vanguard LARP.  Ms. Vassallo has earned her Bachelor of Arts in English with an emphasis on Teaching from Rowan University.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, Wassim M. Ramadan, Remigio Romito, Dr. Vytas B. Siliunas and Dr. Rick Schafer are independent directors.

Significant Employees

There are no persons other than our officers and directors above who are expected by us to make a significant contribution to our business.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on April 29, 2009 to May 31, 2010 (our fiscal year end).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Daglis President, CEO, Treasurer and a director	2010	118,194	None	474,008 (4,740,079 shares Common Stock)(2)	None	None	None	None	$592,202
	2009	15,003	None	8,580 (85,800 shares Common Stock)(2)	None	None	None	None	$23,583
Helen Vassallo Secretary	2010	38,436	None	7,000 (70,000 shares Common Stock)(2)	None	None	None	None	$45,436
	2009	0	None	None	None	None	None	None	$0
Wassim M. Ramadan, director	2010	None	None	167,715 (1,677,152 shares Common Stock)(2)	None	None	None	282,977 (2,200,000 units)(3)	$450,692
	2009	None	None	40 (400 shares Common Stock)(2)	None	None	None	None	$40
Remigio Romito, director	2010	None	None	25,906 (259,064 shares Common Stock)(2)	None	None	None	None	$25,906
	2009	None	None	40 (400 shares Common Stock)(2)	None	None	None	None	$40
Dr. Vytas B. Siliunas, director	2010	None	None	175,996 (1,759,960 shares Common Stock)(2)	None	None	None	25,725 (200,000 units)(3)	$201,721
	2009	None	None	40 (400 shares Common Stock)(2)	None	None	None	None	$40
Dr. Rick Schaffer, director	2010	None	None	113,194 (1,131,941 shares Common Stock)(2)	None	None	None	None	$113,194
	2009	None	None	None	None	None	None	None	None

(1)

We adopted ASC 505-50 to determine the measurement date of the stock issuance and recorded the issuance as capital contribution by the CEO and directors with the service they performed prior to inception date April 29, 2009 and valued those founders’ shares at par.

(2)

Shares issued for services provided to Axiologix

(3)

Represents units consisting of one common share and one warrant which were sold to Directors at a discount to market.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment agreements.  However, we pay our President $118,194 per year for acting as a director and officer.  On June 24, 2010, we entered into a support services agreement with Cardiff Partners, LLC for finance and accounting support services.  As compensation for services under the agreement, we will pay to Cardiff Partners $8,000 per month in cash and issue to Cardiff Partners 1,357,740 shares of our common stock.  The initial term of the support services agreement is one year.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as ofSeptember 17, 2010.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial Ownership	Percent of class (1)
Common Stock	John P. Daglis 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	4,856,182	18.67%
Common Stock	Wassim M. Ramadan (2) 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	4,107,400	15.79%
Common Stock	Remigio Romito 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	259,464	1.00%
Common Stock	Dr. Rick Schafer 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	1,658,379	6.38%
Common Stock	Dr. Vytas B. Siliunas 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	1,960,360	7.54%
Common Stock	Helen Vassallo 501 Scarborough Drive, Suite 308E Egg Harbor Township, NJ 08234	70,000	Less than 1%
Common Stock	All Officers and Directors as a group	12,911,785 shares	49.65%

(1)

The percent of class is based on 26,007,686 shares of common stock issued and outstanding as of the date of this prospectus.

(2)

Includes 1,677,552 shares owned in his own name, 2,304,848 owned with his wife, Sawsan K. Ramadan and 125,000 shares owned by Ramadan Agency, Inc., a company which he has voting and investment control over.

Certain Relationships and Related Transactions

During the year ended May 31, 2010, we entered into unit purchase agreements with our Directors and Officers at $0.05 per unit.  Each unit consists of one common share and one warrant.  Because the selling price of the unit (common shares and warrants) were determined to be below fair market value, we recorded stock based compensation expense of $308,702 for the incremental difference between the sales price of the unit and the fair market value of common stock and warrants.

On August 27, 2010, we entered into an exclusive reseller agreement with Edumedia Software Solutions Corporation, for the sale of E*pad, an on-line managed software application that manages performance assessments for teachers to be deployed among their students.   Under the terms of the agreement, we have paid to Edumedia Software $91,800 as a research and development contribution, issued to Edumedia Software 940,000 shares of our common stock and agreed to pay to Edumedia Software 50% of the revenues we collect from the sale of their products.  The agreement has an initial term of 18 months.   Our principal officer and a director, John P. Daglis, is also the former Chief Executive Officer of Edumedia Software.  The reseller agreement was approved by our Board of Directors, with Mr. Daglis abstaining.

Other than described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•

Our sole promoter, John P. Daglis;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person;

•

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification forSecurities Act Liabilities

Our officers and ourdirectors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Axiologix Education Corporation

(A Development Stage Enterprise)

We have audited the accompanying balance sheets of Axiologix Education Corporation (a development stage enterprise) as of May 31, 2010 and 2009, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended May 31, 2010 and the period from April 29, 2009 (inception) to May 31, 2009 and for the period from April 29, 2009 (inception) to May 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axiologix Education Corporation as of May 31, 2010 and 2009, and the results of its operations, changes in stockholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a loss from operations for the year ended May 31, 2010 and a working capital deficit at May 31, 2010, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

August 30, 2010, except Note 9, as to which the date is September 13, 2010

Axiologix Education Corporation
(A Development Stage Company)
Condensed Balance Sheets

	May 31, 2010	May 31, 2009
ASSETS

Current Assets
Cash	$4,011	$4,992
Prepaid expense	-	1,765
Due from related party	-	10,153
Total Current Assets	4,011	16,910

Total Assets	$4,011	$16,910

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$78,912	$28,433
Accrued interest	31,101	656
Convertible notes payable	117,000	20,000
Due to related party	16,900	5,000
Total Liabilities	243,913	54,089

Stockholders' Deficit

Common stock, $0.001 par value; 150,000,000 shares authorized,
19,374,277 and 10,022,600 shares issued and outstanding, as of May 31, 2010 and May 31, 2009, respectively	19,374	10,023
Common stock payable, 1,560,000 and 0 shares issueable, as of May 31, 2010 and May 31, 2009, respectively	156,000	-
Common stock subscription receivable	(36,000)	-
Additional paid-in capital	2,037,142	126,977
Accumulated deficit during the development stage	(2,416,418)	(174,179)
Total Stockholders' Deficit	(239,902)	(37,179)
Total Liabilities and Stockholders' Deficit	$4,011	$16,910

See accompanying notes to financial statements

Axiologix Education Corporation
(A Development Stage Company)
Condensed Statements of Operations

			For the Period From
	For the Year Ended	For the Period Ended	April 29, 2009 (Inception)
	May 31, 2010	May 31, 2009	to May 31, 2010

Revenue	$ -	$ -	$ -

Operating expenses
Selling, general and administrative	2,050,585	115,276	2,165,861
Research and development	133,450	58,500	191,950
Total operating expenses	2,184,035	173,776	2,357,811

Loss from operations	(2,184,035)	(173,776)	(2,357,811)

Other (income) expense
Interest income	(1,847)	(253)	(2,100)
Interest expense	60,051	656	60,707

Net loss	$ (2,242,239)	$ (174,179)	$ (2,416,418)

Net loss per share - basic and diluted	$ (0.26)	$ (0.02)

Weighted average number of shares outstanding
- basic and diluted	8,590,839	9,820,664

See accompanying notes to financial statements

Axiologix Education Corporation
(A Development Stage Company)
Condensed Statements of Cash Flows

	For the Year Ended	For the Period From	For the Period From
	May 31, 2010	April 29, 2009 (Inception) to May 31, 2009	April 29, 2009 (Inception) to May 31, 2010
Cash Flows From Operating Activities:
Net Loss	$ (2,242,239)	$ (174,179)	$ (2,416,418)
Adjustment to reconcile net loss to net cash used in operations
Non-cash stock based compensation	1,321,364	9,100	1,330,464
Common stock issued persuant to reseller agreement	111,250	-	111,250
Common stock issuable for services	150,000	-	150,000
Changes in operating assets and liabilities:
Prepaid expense	1,765	(1,765)	-
Due from related party	10,153	(10,153)	-
Accounts payable and accrued expenses	50,479	28,433	78,912
Accrued Interest	65,052	656	65,708
Net Cash Used In Operating Activities	(532,176)	(147,908)	(680,084)

Cash Flows From Financing Activities:
Equity offering costs	(28,498)	-	(28,498)
Borrowings to related parties	16,900	5,000	21,900
Repayments from related party loan	(5,000)	-	(5,000)
Proceeds from issuance of note payable	179,500	20,000	199,500
Payment of note payable	(3,200)	-	(3,200)
Proceeds from issuance of units	120,000	-	120,000
Common stock redeemed and cancelled	(97,900)	-	(97,900)
Proceeds from sale of common stock	349,393	127,900	477,293
Net Cash Provided by Financing Activities	531,195	152,900	684,095

Net Increase (Decrease) in Cash	(981)	4,992	4,011

Cash at Beginning of Period	4,992	-	-

Cash at End of Period	$ 4,011	$ 4,992	$ 4,011

Supplemental disclosure of cash flow information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for taxes	$ -	$ -	$ -

Supplemental disclosure of non-cash investing and financing activities:

Common shares rescinded	$ 8,653	$ -	$ 8,653
Common stock issued and stock owed for conversion of notes payable and accrued interest	$ 113,906	$ -	$ 113,906
Subscription receivable for common shares issued	$ 36,000	$ -	$ 36,000

See accompanying notes to financial statements

Axiologix Education Corporation
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Deficit
							Deficit
	Common stock		Common stock payable			Additional	accumulated during	Total
					Subscription	Paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Capital	stage	Deficit
Balance April 29, 2009 (Inception)	-		-	$ -	$ -	$ -	$ -	$ -

Common stock issued to founders ($0.10/Sh)	8,740,000	8,740	-	-	-	(8,740)	-	-

Common stock issued for cash ($0.10/Sh)	1,279,000	1,279	-	-	-	126,621	-	127,900

Common stock issued for services ($0.10/Sh)	3,600	4	-	-	-	356	-	360

Stock based compensation to founders	-		-	-	-	8,740	-	8,740

Net loss for the period April 29, 2009 (Inception ) to May 31, 2009	-		-	-	-	-	(174,179)	(174,179)

Balance May 31, 2009	10,022,600	10,023	-	-	-	126,977	(174,179)	(37,179)

Shares rescinded	(8,652,600)	(8,653)	-	-	-	8,653	-	-

Common stock issued for cash and subscription receivable ($0.10/Sh)	3,744,000	3,744	-	-	(30,000)	370,649	-	344,393

Common stock issued for executive compensation ($0.10/Sh)	7,198,196	7,198	-	-	-	712,621	-	719,820

Common stock issued for services ($0.10/Sh)	2,763,438	2,763	-	-	-	273,580	-	276,344

Common stock payable for services ($0.10/Sh)	-		1,500,000	150,000	-	-	-	150,000

Common stock payable for conversion of note payable and accrued interest ($0.10/Sh)	-		60,000	6,000	-	-	-	6,000

Common stock issued for cash ($0.33/Sh)	33,334	33	-	-	(6,000)	10,967	-	5,000

Units consisting of common stock and warrants issued for cash ($0.05/unit)	2,400,000	2,400	-	-	-	426,302	-	428,702

Common stock issued for services ($0.33/Sh)	50,000	50	-	-	-	16,450	-	16,500

Common stock issued pursuant to resellership agreement ($0.10/Sh and $0.33/Sh)	940,000	940	-	-	-	110,310	-	111,250

Common stock issued for services related to equity offering	90,909	91	-	-	-	(91)	-	-

Common stock issued for notes payable and accrued interest converted to stock	1,079,097	1,079	-	-	-	106,827	-	107,906

Common stock redeemed and cancelled	(294,697)	(295)	-	-	-	(97,605)	-	(97,900)

Equity offering costs	-		-	-	-	(28,498)	-	(28,498)

Net loss for the year ended May 31, 2010	-		-	-	-	-	(2,242,239)	(2,242,239)

Balance, May 31, 2010	19,374,277	19,374	1,560,000	$ 156,000	$ (36,000)	$ 2,037,142	$ (2,416,418)	$ (239,902)

See accompanying notes to financial statements

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Axiologix Education Corporation was incorporated under the laws of Nevada, USA, on April 29, 2009.  The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had no revenues from inception to date.

Initial operations have included organization, capital formation, target market identification, and marketing plans.  Management is planning to commence operation as educational software and services provider for school systems K-20 by focusing on raising student achievement through its research-based school design, uniquely aligned assessment systems, interactive professional development, integrated use of technology and other proven program features.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation.  There is no effect on net loss, cash flows or stockholders’ deficit as a result of these reclassifications.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are adjusted to reflect actual experience when necessary.  Significant estimates and assumptions affect many items in the financial statements.  These include estimates of fair value of common stock and related impact to stock-based compensation.  Actual results may differ from those estimates and assumptions, and such results may affect income, financial position or cash flows.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at May 31, 2010 and 2009, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At May 31, 2010 and May 31, 2009, respectively, the balance did not exceed the federally insured limit.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Also see Note 3 regarding going concern matters.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Loss per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

Since the Company reflected a net loss for the year ended May 31, 2010 and 2009, respectively, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive.  A separate computation of diluted earnings (loss) per share is not presented.

The company issued 2,400,000 warrants in the year ended May 31, 2010.  The warrants have a strike price of $0.05 per share, vest immediately, and have a one year term.  The fair value of the warrants was determined to be $188,702 using the Black-Scholes model.  Key inputs used in the Black-Scholes valuation model were a strike price of $0.05, expected term of one half year, volatility of 289% - 296%, and a discount rate of 0.16% 0.40%.  No warrants were issued in 2009.  No warrants have been exercised as of August 30, 2010.

Net loss per share - basic and diluted	$(0.26)	$(0.02)

Weighted average number of shares outstanding
- basic and diluted	8,590,839	9,820,664

The securities listed below were not included in the computation of diluted earnings per share as the effect from their conversion would have been anti-dilutive:

	For the Year Ended
	May 31,
	2010	2009
Convertible notes payable	1,481,010	206,560

Outstanding warrants to purchase common stock	2,400,000	-

Total	3,881,010	206,560

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest.  Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  The expense resulting from share-based payments are recorded as non-cash stock based compensation, which is an operating expense.

Research and Development Costs

The Company is engaged in ongoing research and development ("R&D") activities.  The Company accounts for R&D under standards issued by the Financial Accounting Standards Board ("FASB").  Under these standards, all R&D costs must be charged to expense as incurred.  Accordingly, internal R&D costs are expensed as incurred.  Third-party R&D costs are expensed when the contracted work has been performed or as milestone results have been achieved.  The costs associated with equipment or facilities acquired or constructed for R&D activities that have alternative future uses are capitalized and depreciated on a straight-line basis over the estimated useful life of the asset.  The amortization and depreciation for such capitalized assets are charged to R&D expenses.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes in accordance with standards of disclosure propounded by the FASB, and any related interpretations of those standards sanctioned by the FASB.  Accordingly, deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities, as well as a consideration of net operating loss and credit carry forwards, using enacted tax rates in effect for the period in which the differences are expected to impact taxable income.  A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

No provision for income taxes has been recorded due to the net operating loss carryforwards totaling approximately $833,782 as of May 31, 2010 that will be offset against future taxable income.  The available net operating loss carry forwards of approximately $833,782 expire in various years through 2029.  No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused.  There were no uncertain tax positions taken by the Company.

Deferred tax asset and the valuation account is as follows:

	May 31,
	2010	2009
Deferred tax asset:
NOL Carryforward	$283,486	$56,127
Valuation allowances	(283,486)	(56,127)
Total	$-	$-

The components of income tax expense are as follows:

Current Federal Tax	$-	$-
Current State Tax	-	-
Change in NOL benefit	227,359	56,127
Change in valuation allowance	(227,359)	(56,127)
	$-	$-

Recent Accounting Pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment.  This pronouncement was effective for periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  This pronouncement was effective for interim or fiscal periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP.  FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative.  These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period.  The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards.  On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3.  This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis.  In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements.  For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities.  This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements.  This update became effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011.  The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes.  Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $2,242,239 and net cash used in operations of $532,176 for the year ended May 31, 2010.  The Company had a working capital deficit of $239,902 and a stockholders’ deficit of $2,416,418 at May 31, 2010.

The Company may seek additional funds to finance its immediate and long-term operations through debt and/or equity financing.  The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital and then attaining profitable operations.

In response to these problems, management has planned the following actions:

•

Management intends to raise additional funds through public or private placement offerings.

•

Management is currently formulating plans with its educational software developers to generate sales.  There can be no assurances, however, that management’s expectations of future sales will be realized.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – FAIR VALUE

The Company has categorized its assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.  All assets and liabilities are recorded at historical cost which approximates fair value, and therefore, no items were valued according to these inputs.

The levels of fair value hierarchy are as follows:

•	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

•

Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly.  Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety.  Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category.  All assets and liabilities are at cost which approximates fair value and there are not items that were required to be valued on a non-recurring basis.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On April 9, 2009, the Company entered into a Secured Promissory Note with an individual for a loan of $20,000.  The note carries an annual interest rate of 20%, and was due on August 12, 2010.  On August 16th, 2010, the Company entered into an amendment of the Note whereby the fixed conversion price was reduced from $0.33 to $0.10 per share.  (See Note 9)

During the year May 31, 2010, the Company entered into Secured Promissory Notes with third parties for a total of $179,500.  The notes carry monthly interest rates ranging from 1.66%-20% compounding 30-90 days and are convertible into common stock at the rate of $0.10 per share.  The Company has evaluated the conversion feature of the notes and determined that there is no beneficial conversion feature as the fixed conversion price of $0.10 is the same as the fair value of the common stock at the time of issuance.  Notes have a 30-90 day maturity.  As of May 31, 2010, all outstanding notes were extended or had not reached their maturity date.

During the year ended May 31, 2010, the Company paid $3,200 of principal payments on its Secured Promissory Notes.  Additionally, the Company converted $84,300 of Secured Promissory Notes into common stock at a $0.10 conversion price plus accrued interest of $29,606 resulting in the issuance of 1,079,097 common shares.  Conversions were according to the terms of the convertible note agreements so no gain or loss was recorded at the time of conversion.  (See Note 6)

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Principal
Balance
Convertible notes payable - May 31, 2009	$20,000

Issuance of convertible notes	179,500

Cash payment to note holder	(3,200)

Conversion of notes payable	(84,300)

Other	5,000

Convertible notes payable - May 31, 2010	$117,000

As of May 31, 2010 and May 31, 2009, the Company had accrued interest payable of $31,101 and $656, respectively.  Interest expense totaled $60,051 and $656 for the year ended May 31, 2010 and 2009, respectively.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue up to 150,000,000 shares of its $0.001 common stock.  At May 31, 2010, there were 19,374,277 shares issued and outstanding.  At May 31, 2009, there were 10,022,600 shares issued and outstanding.

As of May 31, 2009, the Company issued 8,740,000 shares of common stock to its founders at par. 8,652,600 shares were rescinded in fiscal year 2010 and the difference of 87,400 shares were valued at $0.10 and recorded as stock-based compensation during the period ended May 31, 2009.

During the period ended May 31, 2009, the Company entered into stock purchase agreements with various accredited investors for the sale of 1,279,000 shares of its common stock at a purchase price of $0.10 per share generating proceeds of $127,900.

During the period ended May 31, 2009, the Company issued 3,600 shares of common stock for services.  The value of the shares was $360 or $0.10 per share which was the price of the most recent sale of the Company’s stock at the time of issuance.

During the year ended May 31, 2010, the Company entered into stock purchase agreements with various accredited investors for the sale of 3,744,000 shares of its common stock at a purchase price of $0.10 per share generating proceeds of $344,393 and a subscription receivable of $30,000.

During the year ended May 31, 2010, the Company issued 7,198,196 shares of common stock for executive compensation.  The shares were valued at $0.10 per share at the time issuance which was the price of the most recent sale of the Company’s stock at the time of issuance and accordingly the Company recorded $719,820 of stock based compensation.

During the year ended May 31, 2010, the Company issued 2,763,438 shares of common stock for services.  The shares were valued at $0.10 per share at the time issuance which was the price of the most recent sale of the Company’s stock at the time of issuance and accordingly the Company recorded $276,344 of stock based compensation.

During the year ended May 31, 2010, the Company entered into stock purchase agreements with various accredited investor for the sale of 33,334 shares of its common stock at a purchase price of $0.33 per share generating proceeds of $5,000 and a subscription receivable of $6,000.

During the year ended May 31, 2010, the Company entered into unit purchase agreements with Directors and Officers of the Company at $0.05 per unit.  Each unit consists of one common share and one warrant.  2,400,000 units were sold generating proceeds of $120,000.  The fair value of the common stock was $240,000 or $0.10 per share.  The warrants were valued at $188,702 according to the Black-Scholes model.  Because the selling price of the unit (common shares and warrants) were determined to be below fair market value, the Company recorded stock based compensation expense of $308,702 for the incremental difference between the sales price of the unit and the fair market value of common stock and warrants.

During the year ended May 31, 2010, the Company issued 50,000 shares of common stock for services valued at $0.33 per share.  The value of the shares was $0.33 per share which was the price of the most recent sale of the Company’s stock at the time of issuance.  The Company recorded $16,500 of stock based compensation for these issuances.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

During the year ended May 31, 2010, the Company issued 865,000 shares to Edumedia pursuant to the exclusive resellership agreement.  At the time of issuance, it was determined that the fair value of the common stock was $0.10 per share, accordingly, the Company recorded a stock based compensation expense of $86,500.  The value of the shares was $0.10 per share which was the price of the most recent sale of the Company’s stock at the time of issuance.  The agreement entailed no disincentive for non-performance therefore these shares were expensed upon issuance.

During the year ended May 31, 2010, the Company incurred $28,498 in equity offering costs.

During the year ended May 31, 2010, the Company issued an additional 75,000 shares to Edumedia pursuant to the exclusive resellership agreement.  At the time of issuance, it was determined that the fair value of the common stock was $0.33 per share, accordingly, the Company recorded a stock based compensation expense of $24,750.  The value of the shares was $0.33 per share which was the price of the most recent sale of the Company’s stock at the time of issuance.

The Company entered into an Investment Agreement with Dutchess Opportunity Fund, II, L.P. (“Dutchess”) on May 17, 2010 and an amendment to that Agreement on July 13, 2010 and on September 17, 2010 (collectively, the “Investment Agreement”).  The aggregate number of shares issuable by the Company and purchasable by Dutchess under the Investment Agreement is 3,600,000, which was determined by the Company’s Board of Directors.  In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, the Company issued Dutchess 90,909 shares of the Company’s common stock as a document preparation fee.  These shares were treated as an equity offering cost and value of such shares was charged to additional paid in capital.

During the year ended May 31, 2010, the company issued 1,079,097 shares of common stock to convertible note holders reducing its principal obligation by $84,300 and accrued interest of $29,606.  All notes were converted at a fixed conversion price of $0.10.

During the year ended May 31, 2010, the Company redeemed and cancelled 294,697 shares of its common stock for a total of $97,900.  These shares were purchased from one investor at a price of $0.33 per share.  This represented a premium on this purchase of $0.23 over the Company’s prior cash sales of common stock at $0.10 per share.

As of May 31, 2010, the Company has $36,000 of subscription receivables related to the sale of 300,000 shares at $0.10 per share and 18,182 shares at $0.33 per share.  See Note 9.

As of May 31, 2010, the Company is obligated to issue 1,500,000 shares of common stock for $150,000 of services and 60,000 shares are owed for a debt conversion related to fiscal year 2010.  See Note 9.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended May 31, 2010, the Company entered into unit purchase agreements with Directors and Officers of the Company at $0.05 per unit.  Each unit consists of one common share and one warrant.  Because the selling price of the unit (common shares and warrants) were determined to be below fair market value, the Company recorded stock based compensation expense of $308,702 for the incremental difference between the sales price of the unit and the fair market value of common stock and warrants.

During the year ended May 31, 2010, the Chief Executive Officer, John Daglis loaned the Company $16,900.  The balance remains outstanding at May 31, 2010.  The outstanding balance is payable upon demand and does not bear interest.  Interest expense was not imputed as the amount was deemed to be immaterial.

During the year ended May 31, 2010, the Company issued 940,000 shares to Edumedia pursuant to the exclusive resellership agreement.  The Company’s principal officer and a director, John P. Daglis, is also the Chief Executive Officer of Edumedia Software.  See Note 9 for further discussion.  The Company also made cash payments totaling $67,500 during the year ended May 31, 2010.

During the year ended May 31, 2010, the Company was repaid $10,153 from a related party.

During the year ended May 31, 2010, the Company paid $5,000 to the Chief Executive Officer, John Daglis, for an outstanding loan.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – COMMITMENTS

Consulting Agreement

On February 15, 2010 the Company entered into a one year agreement with an unrelated third party to provide consulting services.  In exchange for the services provided the Company will issue 50,000 shares of common stock per month.  The agreement was amended on May 13,, 2010 to reduce the number of shares to be issued, in full payment for all services provided by the consultant, to 150,000 shares.  As of May 31, 2010, the 150,000 shares of common stock were issued pursuant to the amended agreement.  The fair value of the services provided was $15,000.  No further obligations exist as of May 31, 2010.

On January 6, 2010, the Company entered into two one-year agreements with unrelated third parties to provide consulting services.  In exchange for the services provided, the Company will issue 750,000 shares of common stock to each consultant.  The shares were not issued as of May 31, 2010, accordingly, the Company has recorded a $150,000 common stock payable for the 1,500,000 common shares issuable.

NOTE 9 – SUBSEQUENT EVENTS

During June, 2010, the Company issued 60,000 shares of common stock to satisfy the common stock payable of $6,000 outstanding as of May 31, 2010.

During June, 2010, the Company issued 1,500,000 shares of common stock to satisfy the common stock payable of $150,000 pursuant to the consulting agreements discussed in Note 8.

During June and July 2010, the Company received $36,000 for payment in full of subscription receivables outstanding at May 31, 2010.

From June through August 2010, the Company entered into stock purchase agreements with various accredited investors for the sale of 640,030 shares of its common stock at a purchase price of $0.33 per share generating proceeds of $211,210.

From June through August 2010, the Company issued 1,222,000 shares of common stock for services.  The shares were valued at $0.33 per share.

From June through August 2010, the company issued 1,540,400 shares of common stock in connection with the conversion of $154,040 of convertible debt and accrued interest.  The Secured Promissory Notes contained a conversion value of $0.10 per share.

In August 2010, the company issued 22,273 shares of common stock in connection with the conversion of $7,350 of convertible debt and accrued interest.  The Secured Promissory Notes contained a conversion value of $0.33 per share.

During June and July 2010, the Company issued 125,000 shares of common stock to Wassim Ramadan, Member of Board Directors, for executive compensation.

During July 2010, the Company entered into purchase agreements with Directors and Officers for the sale of 135,151 units.  Each unit consists of one share of common stock and one warrant.  The warrants have an exercise price of $0.165 share and expire in 1 year.  Because the sale price of the units were deemed to be below fair market value, the Company will record stock based compensation charges for difference between the unit sales price and fair value of common stock and warrants.

During July 2010, the Company entered into Secured Promissory Notes with third parties for a total of $7,000.  The notes carry an interest rate of 5% compounding 30 days and are convertible into common stock at the rate of $0.33 per share.  The Company has evaluated the conversion feature of the notes and determined that there is no beneficial conversion feature as the conversion price of $0.33 is the same as the fair value of the stock at the time of issuance.

On June 24, 2010, the Company entered into a support services agreement with Cardiff Partners, LLC for finance and accounting support services.  As compensation for services under the agreement, the Company will pay to Cardiff Partners $8,000 per month in cash and issue to Cardiff Partners 1,357,740 shares of its common stock.  The initial term of the support services agreement is one year.

AXIOLOGIX EDUCATION CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On August 27, 2010, the Company entered into an exclusive reseller agreement with Edumedia Software Solutions Corporation, for the sale of E*pad, an on-line managed software application that manages performance assessments for teachers to be deployed among their students.  Under the terms of the agreement, the Company has paid to Edumedia Software $91,800 as a research and development contribution ($24,300 of which was paid subsequent to May 31, 2010), issued to Edumedia Software 940,000 shares of its common stock and agreed to pay to Edumedia Software 50% of the revenues the Company collects from the sale of their products.  The agreement has an initial term of 18 months.  The Company’s principal officer and a director, John P. Daglis, is also the Chief Executive Officer of Edumedia Software.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$303.15
Transfer Agent Fees	$2,000.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$500.00
Miscellaneous	$2,196.85
Total	$25,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and our directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

During March and April 2010, we issued 380,000 shares of common stock for $38,000 ($0.10/share).  In addition, we redeemed and cancelled 102,727 shares of common stock for a total of $33,900.

During March and April 2010, we issued 1,700,000 units of common stock and 800,000 warrants in exchange of $85,000.  Each unit consists of one share of common stock and one warrant.  The warrants have an exercise price of $0.05/share and expire in 1 year.

During March and April 2010, we issued 270,000 shares of common stock for services.

During April 2010, we issued 661,442 shares of common stock in connection with the conversion of $66,144 of convertible debt.

During March and April 2010, we issued 2,440,000 shares of common stock to relieve common stock payable for the services performed through May 31, 2009.

During the year ended May 31, 2010, we issued 50,000 shares of common stock for services valued at $0.33 per share.

During the year ended May 31, 2010, we issued 865,000 shares to Edumedia pursuant to the exclusive resellership agreement.

During the year ended May 31, 2010, we issued an additional 75,000 shares to Edumedia pursuant to the exclusive resellership agreement.  .

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we issued Dutchess 90,909 shares of the Company’s common stock as a document preparation fee.

During the year ended May 31, 2010, we issued 1,079,097 shares of common stock to convertible note holders reducing its principal obligation by $84,300 and accrued interest of $29,606.  All notes were converted at a fixed conversion price of $0.10.

During the year ended May 31, 2010, we redeemed and cancelled 294,697 shares of its common stock for a total of $97,900.  These shares were purchased from one investor at a price of $0.33 per share.

During June, 2010, the Company issued 60,000 shares of common stock to satisfy the common stock payable of $6,000 outstanding as of May 31, 2010.

During June, 2010, we issued 1,500,000 shares of common stock pursuant to a consulting agreement.

From June through August 2010, we entered into stock purchase agreements with various accredited investors for the sale of 640,030 shares of its common stock at a purchase price of $0.33 per share.

From June through August 2010, we issued 1,222,000 shares of common stock for services.  The shares were valued at $0.33 per share.

From June through August 2010, we issued 1,540,400 shares of common stock in connection with the conversion of $154,040 of convertible debt and accrued interest.  The Secured Promissory Notes contained a conversion value of $0.10 per share.

In August 2010, we issued 22,273 shares of common stock in connection with the conversion of $7,350 of convertible debt and accrued interest.  The Secured Promissory Notes contained a conversion value of $0.33 per share.

During June and July 2010, we issued 125,000 shares of common stock to Wassim Ramadan, Member of Board Directors, for executive compensation.

During July 2010, we entered into purchase agreements with Directors and Officers for the sale of 135,151 units.  Each unit consists of one share of common stock and one warrant.  The warrants have an exercise price of $0.165 share and expire in 1 year.

On June 24, 2010, we entered into a support services agreement with Cardiff Partners, LLC for finance and accounting support services and issued them 1,357,740 as partial compensation for services under the agreement.

On September 14, 2010, we issued 30,303 shares to our President pursuant to a stock purchase agreement for units at a price of $0.165 per unit, with each unit granting the right to purchase an additional share at a price of $0.165, valid for one year from the date of issuance.

All of the above shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").  In connection with this issuance, all purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.  They also represented to us that they were acquiring the shares as a principal for their own account with investment intent.  They each also represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.

In addition to representations made by the purchasers, we have made independent determinations that the purchasers were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.  The shares were issued with a Rule 144 restrictive legend.

Exhibits

Exhibit
Number		Description
3.1	(1)	Articles of Incorporation
3.2	(1)	By-Laws
5.1		Legal Opinion of Dean Law Corp., with consent to use
10.1	(2)	Investment Agreement, dated May 17, 2010, between the Registrant and Dutchess Equity Fund, LP
10.2	(2)	Registration Rights Agreement, dated May 17, 2010, between the Registrant and Dutchess Equity Fund, LP
10.3	(2)	Amendment to the Investment Agreement, dated July 13, 2010, between the Registrant and Dutchess Equity Fund, LP
10.4		Second Amendment to the Investment Agreement, dated September 17, 2010, between the Registrant and Dutchess Equity Fund, LP
10.5	(3)	Exclusive Worldwide Reseller Agreement, dated August 27, 2010, with Edumedia Software Solutions Corporation
23.1		Consent of M&K CPAS, PLLC

(1)

previously filed as an exhibit to our Form S-1 filed with the Securities and Exchange Commission on August 13, 2009.

(2)

previously filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on August 13, 2010.

(3)

previously filed as an exhibit to our Form 10-K filed with the Securities and Exchange Commission on August 30, 2010.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Egg Harbor Township, State of New Jersey, on the 17thday of September, 2010.

Axiologix Education Corporation By: /s/ John P. Daglis John P. Daglis President, Chief Executive Officer, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ John P. Daglis	President, Chief Executive	September 17, 2010
John P. Daglis	Officer, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

/s/ Wassim M. Ramadan	Director	September 17, 2010
Wassim M. Ramadan

/s/ Remigio Romito	Director	September 17, 2010
Remigio Romito

/s/ Dr. Vytas B. Siliunas	Director	September 17, 2010
Dr. Vytas B. Siliunas

/s/ Dr. Rick Schafer	Director	September 17, 2010
Dr. Rick Schafer